UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION/AMENDMENT NO. 1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ESG INC.

(Name of Registrant as Specified in Its Charter)

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To the Stockholders of ESG Inc.:

This Information Statement is being furnished to the holders of record of shares of common stock, par value $ 0.001 per share (the “Common Stock”), of ESG Inc., a Nevada corporation (the “Company,” “ESG,” “we,” “us” or “our”), as of the close of business on April 10, 2026 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C thereunder, in connection with certain corporate actions approved by the Board of Directors of the Company and by the written consent of the holder of a majority of the Company’s outstanding voting power.

On April 10, 2026, the Special Committee of the Board of Directors approved and recommended, and the Board of Directors approved, among other things, the transactions contemplated by that certain Split-Off and Share Exchange Agreement, dated as of April 10, 2026 (the “Split-Off Agreement”), by and among the Company, DCG China Limited (“DCG”), Christopher Alonzo (“Alonzo”), Ever Vast Development Ltd. (“Ever Vast”), and Weiwei Gao (“Gao”).

On April 10, 2026, DCG, as holder of approximately 70.55% of the outstanding voting power of the Company as of the Record Date, executed a written consent approving the Split-Off Agreement and the transactions contemplated thereby, including (i) the distribution of 100% of the issued and outstanding shares of ESG China Limited (“ESG China”) to DCG, Alonzo, Ever Vast and Gao, and (ii) the surrender, redemption, retirement and cancellation of an aggregate of 10,432,800 shares of Common Stock in exchange therefor, together with related implementation mechanics.

The Board of Directors is not soliciting your proxy or consent in connection with these actions. This Information Statement is being furnished solely to provide notice to stockholders before the corporate actions become effective.

The corporate actions will not become effective until at least 20 calendar days after this Information Statement is first sent or given to stockholders.

This Information Statement is expected to be first mailed or otherwise furnished to stockholders on or about May 4, 2026.

By Order of the Board of Directors,

Edward Gobora

Chief Financial Officer

April 24, 2026

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

INFORMATION STATEMENT SUMMARY

This Information Statement is being furnished to notify stockholders that the Company’s Board of Directors and the holder of a majority of the Company’s outstanding voting power have approved the Split-Off Agreement and the transactions contemplated thereby, including the distribution of 100% of the issued and outstanding shares of ESG China in exchange for, and in redemption, retirement and cancellation of, an aggregate of 10,432,800 shares of Common Stock.

The Company has determined to separate its legacy China operations from its North America-focused business. The Company believes the transaction will simplify its structure, reduce legacy operational and compliance burden associated with the China operations, and permit the Company to focus on North America.

The Company is not seeking your vote or proxy. The corporate actions already have been approved by the written consent of DCG, which held sufficient voting power as of the Record Date. No action is required by you.

The corporate actions will not become effective until at least 20 calendar days after this Information Statement is first mailed or otherwise furnished to stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the expected timing, completion, benefits, effects and consequences of the corporate actions and the transactions contemplated by the Split-Off Agreement. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The Company undertakes no obligation to update any forward-looking statement, except as required by law.

GENERAL INFORMATION

Why am I receiving this Information Statement?

This Information Statement is being sent to you because the holder of a majority of the voting power of the Company has executed a written consent approving the corporate actions described herein. This Information Statement is being provided to notify stockholders before those actions become effective.

Why is the Company not soliciting proxies?

Because the written consent of DCG was sufficient to approve the corporate actions, no proxies are being solicited.

Who is entitled to notice?

Only holders of record of the Company’s Common Stock at the close of business on the Record Date, April 10, 2026, are entitled to notice of the corporate actions.

When will the corporate actions become effective?

The corporate actions will not become effective until at least 20 calendar days after this Information Statement is first mailed or otherwise furnished to stockholders. The Company currently expects the corporate actions to become effective on or about May 24, 2026, subject to satisfaction of the applicable conditions.

OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED

As of the Record Date, the Company had 25,902,268 shares of Common Stock outstanding, each entitled to one vote.

On the Record Date, DCG beneficially owned 18,273,910 shares of Common Stock, representing approximately 70.55% of the Company’s outstanding voting power. DCG therefore had sufficient voting power to approve the corporate actions by written consent without the approval of any other stockholder.

No other votes are required or being solicited in connection with the corporate actions.

CORPORATE ACTIONS APPROVED BY WRITTEN CONSENT

The following actions were approved by the Board of Directors and the written consent of DCG:

1.	Approval of the Split-Off Agreement.
2.	Approval of the distribution of 100% of the issued and outstanding shares of ESG China to DCG, Alonzo, Ever Vast and Gao.

3.	Approval of the surrender, redemption, retirement and cancellation of an aggregate of 10,432,800 shares of Common Stock in exchange therefor.
4.	Approval of related implementation mechanics, including the support transfer / true-up arrangement between DCG and Alonzo solely to facilitate Alonzo’s delivery of the full 1,400,000 shares attributable to him for surrender and cancellation.

For the avoidance of doubt, the 10,432,800 shares to be surrendered, redeemed, retired and canceled pursuant to the Split-Off Agreement represent the specified Exchange Shares attributable to the four surrendering holders under the November 2023 transaction and do not necessarily represent all shares of Common Stock currently held by such persons.

BACKGROUND OF THE TRANSACTION

In November 2023, the predecessor to the Company acquired ESG Inc. in exchange for an aggregate of 10,432,800 shares of common stock issued to DCG, Alonzo, Ever Vast and Gao. At that time, ESG Inc. indirectly owned the China operating structure through ESG China and downstream entities.

Since fiscal year 2025, the Company has determined that the China operations have been suspended and have produced no revenue during the approximately six-month period preceding the filing of this Information Statement. The Company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 regarding geographic revenue reflects revenue recognized during fiscal year 2025, including periods prior to such suspension. Management also concluded that the China operating structure has contributed to increased complexity, compliance burden and professional cost for the Company as a U.S. public company.

Management therefore recommended that the Company separate the China operations through a negotiated split-off / corporate separation transaction pursuant to which the shares of ESG China would be distributed to the original holders in exchange for the return and cancellation of the same aggregate 10,432,800 shares issued in the November 2023 transaction.

Because the Company’s Chief Executive Officer and Chairman controls DCG, the matter was referred to a Special Committee of disinterested directors. The Special Committee reviewed management’s memorandum and the proposed transaction documents, approved the transaction, and recommended that the Board approve it. The Board then approved the transaction, with the conflicted director recused from deliberation and vote. On April 10, 2026, DCG delivered its written consent approving the corporate actions.

REASONS FOR THE CORPORATE ACTIONS

In approving the corporate actions, the Board and management considered, among other things:

•	the suspension of the China operations and lack of revenue during the past six months;
•	the Company’s intention to focus its business and resources on North America;
•	the expected simplification of the Company’s structure through return and cancellation of the legacy 10,432,800-share issuance;
•	the expected reduction in legacy operating, regulatory, audit, accounting and disclosure burden associated with the China operations; and
•	the related-party nature of the transaction and the Special Committee process used to evaluate it.

THE SPLIT-OFF AGREEMENT

Parties

The parties to the Split-Off Agreement are the Company, DCG, Alonzo, Ever Vast and Gao.

Structure

At the closing of the transaction contemplated by the Split-Off Agreement, the Company will distribute 100% of the issued and outstanding shares of ESG China to DCG, Alonzo, Ever Vast and Gao, and those parties will surrender an aggregate of 10,432,800 shares of Common Stock to the Company for redemption, retirement and cancellation.

Exchange Shares

The shares of Common Stock to be surrendered, redeemed, retired and canceled pursuant to the Split-Off Agreement consist of 7,632,800 shares from DCG, 1,400,000 shares from Alonzo, 420,000 shares from Ever Vast, and 980,000 shares from Gao. These amounts represent the specific historical share blocks attributable to those holders in connection with the November 2023 transaction and do not necessarily reflect their total current beneficial ownership or book-entry holdings as of the Record Date.

Conditions to Closing

The closing is conditioned upon, among other things:

•	approval by the Special Committee and the Board;
•	shareholder approval by written consent, if required;
•	completion of the applicable Schedule 14C process and waiting period;
•	receipt of the Exchange Shares for cancellation; and
•	delivery of customary transfer documents for the ESG China shares.

Liability Allocation and Release

The Split-Off Agreement provides that, as among the parties, liabilities associated with ESG China and its downstream China operations are intended to remain with the applicable China operating entity or entities and not with ESG or its non-China affiliates. The agreement also contains release language in favor of ESG and its non-China affiliates to the fullest extent legally effective among the parties. Such provisions do not impair the rights of third-party creditors that are not parties to the agreement.

The foregoing description of the Split-Off Agreement is qualified in its entirety by reference to the full text of the Split-Off Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 13, 2026 and is incorporated herein by reference.

THE DCG-ALONZO SUPPORT TRANSFER / TRUE-UP

The Company has been informed that Alonzo currently holds fewer than the full 1,400,000 Exchange Shares attributable to him in book-entry form available for surrender and cancellation under the Split-Off Agreement. To permit him to deliver the full required amount, DCG and Alonzo are expected to enter into, or have entered into, a related support / true-up arrangement. The Company views that arrangement solely as an implementation mechanism to facilitate surrender of the full required shares and not as separate consideration for ESG China.

BOARD APPROVAL; SPECIAL COMMITTEE; CONFLICTS OF INTEREST

Because the Company’s Chief Executive Officer and Chairman controls DCG, he had a conflict of interest with respect to the corporate actions. The matter was therefore referred to a Special Committee of disinterested directors.

The Special Committee reviewed management’s memorandum and the proposed transaction documents, and approved the transaction. The conflicted director did not participate in deliberation or vote, except to the extent factual background or questions were requested before leaving the meeting. The Board then approved the corporate actions, with the conflicted director recused from deliberation and vote.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

The Company’s Chief Executive Officer and Chairman controls DCG, which is a party to the Split-Off Agreement and the holder of a majority of the Company’s voting power. DCG, Alonzo, Ever Vast and Gao will receive the shares of ESG China directly in exchange for the surrender and cancellation of the 10,432,800 shares originally issued to them in connection with the November 2023 transaction.

Because of these relationships and interests, the corporate actions constitute a related-party transaction. The Company addressed these issues through the Special Committee process, recusal of the conflicted director, Board approval, and stockholder action by written consent.

EFFECT OF THE CORPORATE ACTIONS

Effect on the Company

If the corporate actions are completed, the Company will cease to own ESG China. The Company expects the transaction to simplify its structure and separate its legacy China operations from its North America-focused business.

Effect on Outstanding Shares

Upon completion of the transaction, an aggregate of 10,432,800 shares of Common Stock will be surrendered, redeemed, retired and canceled. Those canceled shares consist only of the Exchange Shares specified in the Split-Off Agreement and do not represent all shares currently owned by DCG, Alonzo, Ever Vast or Gao. The Company’s outstanding share count will be reduced accordingly.

Effect on Existing Stockholders

The Company’s stockholders other than the surrendering holders will continue to hold their existing shares of Common Stock. The surrendering holders likewise may continue to hold shares of Common Stock other than the specific Exchange Shares required to be delivered for cancellation under the Split-Off Agreement, to the extent such holders own additional shares beyond the Exchange Shares. The percentage ownership of the Company’s remaining stockholders may increase as a result of the cancellation of the 10,432,800 Exchange Shares, although the Company’s assets and business operations will also change as a result of the separation of ESG China.

Accounting / Financial Effect

The transaction is expected to result in the deconsolidation of ESG China and its downstream China operations from the Company’s consolidated financial statements upon closing. The amended preliminary information statement includes additional historical financial information relating to the business to be disposed of and unaudited pro forma condensed financial information giving effect to the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding beneficial ownership of the Company’s Common Stock as of the Record Date for each person known to the Company to beneficially own more than 5% of the outstanding Common Stock, each director, each named executive officer, and all directors and executive officers as a group. The information is based on the Company’s stock ledger and other information available to the Company.

Name of Beneficial Owner	Current Beneficial Ownership as of Record Date		% of Class Before Transaction		Estimated Beneficial Ownership After Transaction		% of Class After Transaction
DCG China Limited	18,273,910		70.55%		9,641,110		62.32%
Weiwei Gao	1,480,000		5.71%		500,000		3.23%
Zhi Yang	18,273,910	(3)	70.55	%(3)	9,641,110	(3)	62.32	%(3)
Edward Gobora	0		0%		0		0%
Neal Naito	0		0%		0		0%
Joe Rossetti	0		0%		0		0%
All directors and executive officers as a group (4 persons)	18,273,910	(4)	70.55	%(4)	9,641,110	(4)	62.32	%(4)

(1) DCG China Limited beneficially owns 18,273,910 shares of Common Stock as of the Record Date. Under the Split-Off Agreement, DCG China Limited is required to surrender 7,632,800 shares for redemption, retirement and cancellation, and would retain 9,641,110 shares following completion of the transaction.

(2) Weiwei Gao beneficially owns 1,480,000 shares of Common Stock as of the Record Date. Under the Split-Off Agreement, Weiwei Gao is required to surrender 980,000 shares for redemption, retirement and cancellation, and would retain 500,000 shares following completion of the transaction.

(3) Zhi Yang is considered the beneficial owner of the shares held by DCG China Limited because he has voting control over DCG China Limited. DCG China Limited is owned by Xiayun Zhou, Mr. Yang’s mother, and Mr. Yang is a director of DCG China Limited. Accordingly, Mr. Yang is considered the beneficial owner of the shares held by DCG China Limited. Following the transactions contemplated by the Split-Off Agreement, Mr. Yang would continue to be considered the beneficial owner of the shares retained by DCG China Limited.

(4) Represents shares beneficially owned by Zhi Yang through DCG China Limited. No other director or executive officer beneficially owns shares of Common Stock. The shares shown for directors and executive officers as a group do not reflect any additional shares beyond those attributed to Mr. Yang pursuant to footnote (3).

REGULATORY APPROVALS

No vote or consent of the Company’s minority stockholders is required for the corporate actions.

Other than compliance with the Exchange Act, Regulation 14C, applicable Nevada law, the Company’s governing documents, and such transfer documentation or ministerial implementation steps as may be required in connection with the transfer of ESG China and the cancellation of the Exchange Shares, the Company does not presently believe any other material U.S. regulatory approval is required to complete the corporate actions.

APPRAISAL RIGHTS

The Company believes that holders of Common Stock are not entitled to dissenter’s or appraisal rights under Nevada law in connection with the corporate actions described in this Information Statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The Company is not providing stockholders with a tax opinion in this Information Statement and is not representing that the corporate actions will qualify for any particular tax treatment. Stockholders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the corporate actions in light of their particular circumstances.

FINANCIAL INFORMATION

This amended preliminary information statement includes unaudited pro forma condensed consolidated financial information giving effect to the separation transaction. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference to the extent permitted.

The unaudited pro forma condensed consolidated financial information has been prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the separation transaction occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial position or results of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the proposed separation of ESG China Limited and its downstream subsidiaries and the surrender, redemption, retirement and cancellation of 10,432,800 shares of the Company’s common stock.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 gives effect to the transaction as if it had occurred on December 31, 2025. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 give effect to the transaction as if it had occurred on January 1, 2025.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2025

(in US$)

	Historical ESG Inc.	Transaction Adjustments		Pro Forma ESG Inc.
Prepaid expenses and other current assets	6,789,318	(6,746,813	)(a)	42,505
Total current assets	6,789,318	(6,746,813	)(a)	42,505
Property and equipment, net	16,313,411	(16,313,249	)(a)	162
Other assets	3,830,431	(3,830,431	)(a)	—
Total assets	26,933,159	(26,890,493	)(a)	42,667
Accounts payable	1,534,421	(1,450,012	)(a)	84,409
Accrued expenses and other current liabilities	11,563,320	(11,288,320	)(a)	275,000
Total current liabilities	13,097,741	(12,738,332	)(a)	359,409
Other liabilities	1,983,300	(1,983,300	)(a)	—
Total liabilities	15,081,041	(14,721,632	)(a)	359,409
Common stock	25,900	(10,433	)(c)	15,467
Additional paid-in capital	11,152,388	(11,027,688	)(c)	124,700
Accumulated deficit	(2,115,918)	1,659,009	(a)	(456,909)
Accumulated other comprehensive income (loss)	(310,877)	310,877	(b)	—
Noncontrolling interest	3,100,625	(3,100,625	)(a)	—
Total stockholders’ equity	11,852,118	(12,168,860	)(d)(c)	(316,742)
Total liabilities and stockholders’ equity	26,933,159	(26,890,492	)(e)	42,667

Note:

The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable.

(a)	Represents the removal of the assets, liabilities and equity components of ESG China and its subsidiaries in connection with the separation transaction, including the elimination of related intercompany balances.

(b)	Represents elimination of accumulated other comprehensive loss associated with ESG China.

(c)	Represents the return and cancellation of 10,432,800 shares of the Company’s common stock in connection with the separation transaction, including $10,433 of common stock in par value and $11,027,688 of additional paid in capital.

(d)	Represents the net impact of removing ESG China’s net assets, including noncontrolling interest, from the Company’s consolidated balance sheet.

(e)	Differences of $1 are due to rounding.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in US$, except per share data)

	Historical ESG Inc.	Transaction Adjustments	Pro Forma ESG Inc.
Revenue	6,122,633	(6,122,633)	—
Cost of revenue	5,605,113	(5,605,113)	—
Gross profit	517,520	(517,520)	—
Selling, general and administrative expenses	2,404,532	(2,082,894)	321,638
Research and development cost	362,512	(362,512)	—
Operating loss	(2,249,524)	1,927,886	(321,638)
Other income (expense), net	(253,649)	253,649	—
Loss before income taxes	(2,503,173)	2,181,535	(321,638)
Income tax expense (benefit)	—	—	—
Net loss	(2,503,173)	2,181,535	(321,638)
Net loss attributable to the Company	(1,947,318)	1,625,680	(321,638)
Net loss attributable to noncontrolling interest	(555,855)	555,855	—(f)
Net loss per share, basic and diluted to the Company	(0.08)	—	(0.02)
Weighted average shares outstanding, basic and diluted	25,899,468	(10,432,800)	15,466,668

Note:

(f)	Represents the elimination of net loss attributable to noncontrolling interest following the separation of ESG China, after which ESG China will no longer be consolidated by the Company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2026

(in US$, except per share data)

	Historical ESG Inc.	Transaction Adjustments	Pro Forma ESG Inc.
Revenue	—	—	—
Cost of revenue	—	—	—
Gross profit	—	—	—
Selling, general and administrative expenses	793,036	(701,121)	91,915
Operating loss	(793,036)	701,121	(91,915)
Other income (expense), net	(96,969)	96,969	—
Loss before income taxes	(890,005)	798,090	(91,915)
Income tax expense (benefit)	—	—	—
Net loss	(890,005)	798,090	(91,915)
Net loss attributable to the Company	(686,652)	594,737	(91,915)
Net loss attributable to noncontrolling interest	(203,353)	203,353	—(a)
Net loss per share, basic and diluted to the Company	(0.03)	—	(0.01)
Weighted average shares outstanding, basic and diluted	25,899,468	(10,432,800)	15,466,668

Note:

(a)	Represents the elimination of net loss attributable to noncontrolling interest following the separation of ESG China, after which ESG China will no longer be consolidated by the Company.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the proposed separation transaction described in this Information Statement. Article 11 requires a pro forma condensed balance sheet as of the latest balance sheet date and pro forma condensed statements of operations for the latest fiscal year and the subsequent interim period.

The transaction is being presented as a disposition/separation of the Company’s China operations. For purposes of the pro forma presentation, the historical assets, liabilities, results of operations and cash flows attributable to ESG China and its subsidiaries have been removed from the historical consolidated financial statements of the Company, and the return and cancellation of 10,432,800 shares of the Company’s common stock has been reflected as a reduction of stockholders’ equity and weighted average shares outstanding, as applicable.

The unaudited pro forma condensed consolidated financial information includes only those adjustments that are directly attributable to the transaction, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the Company. This tracks Article 11’s adjustment framework.

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction been completed on the dates assumed.

The pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and related notes included elsewhere in this Information Statement.

Note 2. Description of Transaction

Pursuant to the separation transaction, the Company will transfer the equity interests of ESG China and its subsidiaries to the original holders in exchange for the return and cancellation of 10,432,800 shares of the Company’s common stock issued in connection with the November 2023 acquisition transaction.

Following consummation of the separation transaction, ESG China and its subsidiaries will no longer be consolidated with the Company.

Note 3. Pro Forma Adjustments

The following pro forma adjustments were made:

(a) Removal of ESG China assets and liabilities.

Reflects the derecognition of the historical assets and liabilities of ESG China and its subsidiaries from the Company’s consolidated balance sheet as of December 31, 2025.

(b) Removal of ESG China operating results.

Reflects the elimination of the historical revenues, cost of revenues, operating expenses, other income and expenses, and income taxes attributable to ESG China and its subsidiaries for the year ended December 31, 2025 and the three months ended March 31, 2026.

(c) Share cancellation.

Reflects the return and cancellation of 10,432,800 shares of the Company’s common stock in exchange for the transfer of ESG China. The adjustment has been reflected as a reduction to stockholders’ equity. The weighted average common shares outstanding used in computing pro forma basic and diluted net loss per share have been adjusted to give effect to the cancellation of such shares for the statements of operations as if the cancellation had occurred on January 1, 2025.

(d) Elimination of intercompany balances and transactions.

Reflects the elimination or settlement of intercompany balances and transactions between the Company and ESG China and its subsidiaries, as applicable.

(e) Transaction costs.

Represents estimated transaction costs of $0 directly attributable to the separation transaction. No adjustments were required as such costs are not material or are not expected to have a continuing impact.

(f) Income taxes.

No income tax effects were recognized due to the Company’s loss position and valuation allowances.

Note 4. Continuing Operations

After giving effect to the separation transaction, the Company’s continuing operations for the historical periods presented consist primarily of its U.S.-focused public company platform and corporate activities. Because the Company had limited U.S. operating revenue during the historical periods presented, the pro forma statements of operations reflect limited or no revenue from continuing operations. The pro forma financial information does not include any adjustments for anticipated future revenues, operating activities, synergies, cost savings or strategic initiatives that may occur after the transaction because such amounts are forward-looking and are not part of the historical Article 11 pro forma presentation.

Note 5. Historical Financial Information of Disposed Business

The ESG China Separation Adjustments reflected in the unaudited pro forma condensed consolidated financial information are derived from historical financial information of ESG China Limited and its downstream subsidiaries. Selected historical financial information of the disposed ESG China operations is presented below for informational purposes.

HISTORICAL FINANCIAL INFORMATION OF THE BUSINESS TO BE DISPOSED OF

The following table presents selected historical financial information of ESG China Limited and its downstream subsidiaries, which represent the business to be disposed of in the separation transaction. The selected historical financial information is derived from the ESG China Separation Adjustments reflected in the unaudited pro forma condensed consolidated financial information above.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ESG CHINA LIMITED AND SUBSIDIARIES

(in US$)

	As of / Year Ended December 31, 2025	Three Months Ended March 31, 2026
Total assets	26,890,493	26,616,625
Total liabilities	14,721,632	15,054,050
Net assets	12,168,861	11,562,575
Revenue	6,122,633	—
Cost of revenue	5,605,113	—
Gross profit	517,520	—
Selling, general and administrative expenses	2,082,894	701,121
Research and development cost	362,512	—
Operating loss	(1,927,886)	(701,121)
Other income (expense), net	(253,649)	(96,969)
Loss before income taxes	(2,181,535)	(798,090)
Income tax expense (benefit)	—	—
Net loss	(2,181,535)	(798,090)
Net loss attributable to noncontrolling interest	(555,855)	(203,353)

The selected historical financial information above should be read together with the unaudited pro forma condensed consolidated financial information included in this Information Statement and the Company’s historical consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the Securities and Exchange Commission.

The Company incorporates by reference into this Information Statement, to the extent permitted, the following documents:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
•	the Company’s Current Report on Form 8-K filed on April 13, 2026 reporting entry into the Split-Off Agreement.

Any statement contained in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in this Information Statement modifies or supersedes such statement.

Stockholders may request a copy of any document incorporated by reference, without charge, by writing to:

ESG Inc.

433 East Hillendale Rd

Chadds Ford, PA 19317

Attention: Investor Relations

Telephone: 267-467-5871

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

ESG INC.

By:
Name:	Zhi Yang
Title:	Chief Executive Officer
Date:	April 24, 2026